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                                                                  EXHIBIT 4.21.1

          AMENDMENT NO. 1 TO SECURITIES EXCHANGE AGREEMENT AND RELATED
           REGISTRATION RIGHTS AGREEMENT OF ABLE TELCOM HOLDING CORP.

This Amendment No. 1 ("Amendment No. 1") dated as of July 7, 2000 to the Securities Exchange Agreement dated as of February 4, 2000 ("Exchange Agreement"), by and among Halifax Fund, L.P., The Gleneagles Fund Company, Palladin Overseas Fund Limited, Colonial Penn Life Insurance Company, Palladin Securities, L.L.C. and Palladin Partners I, L.P. (collectively, "Holders") and Able Telcom Holding Corp. (the "Company"), and an amendment to a related Registration Rights Agreement entered into by the holders and the Company pursuant to the Exchange Agreement as specifically described herein.

                                    RECITALS

         WHEREAS, in June 1998 the Company issued, pursuant to a Purchase Agreement (the "Series B Purchase Agreement") to the Holders, 404 shares of Series B Preferred Stock, and in connection therewith, the Holders and the Company entered into a Registration Rights Agreement substantially in the form of Exhibit A hereto (the "Series B Registration Rights Agreement"), the Articles of Amendment substantially in the form of Exhibit B hereto (the "Series B Articles of Amendment") and other documents related to the issuance of Series B Preferred Stock and included as exhibits to the Company's public filings with the Securities and Exchange Commission (the "Series B Agreements" and collectively with the Series B Registration Rights Agreement and the Series B Articles of Amendment, the "Series B Documents"); and

         WHEREAS, in February 2000 the Holders and the Company entered into the Exchange Agreement, a copy of which is attached as Exhibit C and incorporated by reference herein, whereby, in exchange for the surrender to the Company by the Holders of 154 Preferred Shares (constituting all the Company's Series B Preferred Shares then still held by the Holders), the Company issued 301,787 shares of Company Common Stock, $0.001 par value per share (the "Common Stock"), plus $5,816,394 in cash, and the registration rights and warrants described in the next succeeding paragraphs; and

         WHEREAS, Section 1.2 of the Exchange Agreement provides that an additional amount of cash will be paid to the Holders by the Company 100 Trading Days after the date of the date of the Exchange Agreement;

         WHEREAS, the Company and the Holders, as of February 4, 2000, entered into a Registration Rights Agreement ("Exchange Registration Rights Agreement") substantially in the form of Exhibit D attached hereto and incorporated by reference herein, to provide for the registration of the shares of Common Stock issued to the Holders pursuant to the Exchange Agreement; and

         WHEREAS, the Company issued to the Holders warrants for 66,246 shares of Common


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Stock, referred to as the "First Exchange Warrants", a form of the First
Exchange Warrant being substantially in the form as Exhibit E hereto and which form shall be incorporated by reference herein; and

         WHEREAS, the Company issued to the Holders warrants for 100,000 shares of Common Stock, referred to as the "Second Exchange Warrants", a form of the Second Exchange Warrant being substantially in the form as Exhibit F hereto which form shall be incorporated by reference herein; and

         WHEREAS, the Company and the Holder are entering into this Amendment No. 1 in connection with the Company's settlement of its obligation to Sirit Technologies, Inc. ("Sirit"), as described in the Agreement between the Sirit Parties and the Able Parties (as each of those terms are defined in the Sirit Agreement) dated as of July 7, 2000 (the "Sirit Agreement"); and

         WHEREAS, the Holders and the Company wish in this Amendment No. 1 to amend the Exchange Agreement and the Exchange Registration Rights Agreement, but not the First Exchange Warrant or the Second Exchange Warrant or the other Series B Documents (together, the "Transaction Documents"); and

         WHEREAS, the Company will, as promptly as possible, call and hold a shareholders meeting to consider and approve (1) an amendment to the Company's Articles of Incorporation to increase the number of shares of authorized Common Stock to 100,000,000 shares of Common Stock; (2) one or more proposals to issue the shares of Common Stock pursuant to this Amendment No. 1 and pursuant to certain other agreements between the Holder and the Company; and (3) a proposal to issue shares of Common Stock pursuant to the Sirit Agreement (matters (1), (2) and (3) together, the "Shareholder Proposals").


         NOW, THEREFORE, intending to be legally bound hereby, the Parties agree that all capitalized terms not defined herein shall have the meanings ascribed to them in the Exchange Agreement and as follows:

1. Recitals. The above recitals are true, correct and incorporated herein by reference.

2.       Amendment to Section 1.2 of the Exchange Agreement.

         Section 1.2 of the Exchange Agreement shall be revised and restated in its entirety to read as follows:

                  "On or before December 1, 2000, the Company shall issue to the Holders, pro rata in accordance with the number of shares purchased by the Holders at the Closing, 1,057,031 shares of Common Stock; provided that the Company's shareholders have, prior to December 1, 2000, approved the Shareholder Proposals. In the event that the shareholders have not, prior to December 1, 2000, approved the Shareholder Proposals, upon demand at the option of the Holders in lieu of issuing such shares, the Company shall pay to the Holders, pro rata, $4,228,124 in cash, by wire transfer or (b) the Company shall upon


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         demand by the Holders at any time after the Shareholder Proposals have been approved, issue such shares of Common Stock."

3. Amendment to Exchange Registration Rights Agreement to Revise Definition of Registration Deadline.

         The term "Registration Deadline" in Section 1 of the Exchange Registration Agreement shall be amended and restated in its entirety to read as follows:

                  "Registration Deadline" shall mean the date the Company, using its Best Efforts, is able to secure the effectiveness of the Registration Statement (defined herein); provided, however, that in no event shall the Registration Deadline be later than November 30, 2000."

4.       Agreement with Respect to Bankruptcy.

         The Holders agree not to place Able in involuntary bankruptcy from the date of this Agreement until either (a) if the Sirit Shares are issued prior to December 1, 2000, 91 days following the issuance of the Sirit Shares; or (b) if the Sirit Shares are not issued by December 1, 2000, for 91 days following the date on which the Consent Judgment has been paid or satisfied in full, but in no event later than May 31, 2001.

5.       Proxy.

         Each of the Holders shall execute a form of proxy attached to this Amendment No. 1 as Exhibit "F" whereby the Holders agrees to vote any shares of Common Stock held by the Holders in support of the Shareholder Proposals.

6.       Condition to Effectiveness of Amendment No. 1.

         This Amendment No. 1 shall not be effective until all of the conditions contained in Section XI (other than Condition XI.B. which is covered by this Amendment No. 7) of the Sirit Agreement have been satisfied in full (unless waived by the Holders).

         The Company shall inform the Holders in writing upon the satisfaction of such conditions. The Holders may waive satisfaction of such conditions at any time.

7.       Miscellaneous.

         a. Entire Understanding. This Amendment No. 1, together with the Transaction Documents, contains the entire understanding of the parties with respect to the matters covered hereby. Except as set forth in this Amendment No. 1, the terms of the Transaction Documents shall remain in full force and effect.


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         b.       Further Actions. The Company and the Holders acknowledge that this Amendment No. 1 is being entered into in connection with the Company's settlement of its obligation to Sirit arising out of certain litigation with the Sirit. The Company and the Holders agree that they shall take such further actions as may be required to effect the intent and purpose of this Amendment No. 1, including the filing of amended Articles of Amendment and the execution of any further amendments to any of the Transaction documents, as may be reasonably requested by the Company or any Investor, to carry out the purpose and intention of this Agreement.

         c. Governing Law. This Amendment No. 1 shall be governed by and construed and enforced in accordance with the laws of the State of New York applicable to agreements executed and to be performed entirely within such state and, where applicable, federal law.

         d. Counterpart Signatures. This Amendment No. 1 may be executed in two or more counterparts, all of which shall be considered one and the same amendment, it being understood that all parties need not sign the same counterpart.

         e. Construction. The language in this Amendment No. 1 will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction shall be applied against any party.

         f. Conflict with other Documents. To the extent that the provisions of any of the Transaction Documents conflict with this Amendment No. 1, the terms of this Amendment No. 1 shall govern provided that, the parties acknowledge and agree that if any references to section or paragraph number are not accurately reflected in this Amendment No. 1, then this Amendment No. 1 shall be amended to reflect such changes without any further actions on the part of any of the parties.

                          [SIGNATURES ON THE NEXT PAGE]


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IN WITNESS WHEREOF, the Parties hereto have caused this Amendment No. 1 to be executed as of the day and year first above written.

                        HOLDERS:

                        HALIFAX FUND, L.P.
                        THE GLENEAGLES FUND COMPANY
                        PALLADIN OVERSEAS FUND LIMITED
                        COLONIAL PENN LIFE INSURANCE
                        COMPANY


                        By:
                               -------------------------------------------------
                               The Palladin Group, L.P., as Attorney-in-Fact and Investment Advisor
                        Name:  Robert L. Chender
                        Title: Managing Director

                        PALLADIN SECURITIES L.L.C.


                        By:
                               -------------------------------------------------
:                       Name:  Robert L. Chender
                        Title: Principal

                        PALLADIN PARTNERS I, L.P.


                        By:
                               -------------------------------------------------
                               The Palladin Group, L.P., as Attorney-in-Fact and Investment Advisor
                        Name:  Robert L. Chender
                        Title: Managing Director

                        ABLE TELCOM HOLDING CORP.


                        By:
                               -------------------------------------------------
                        Name:
                               -------------------------------------------------
                        Title
                               -------------------------------------------------


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                                   EXHIBIT "F"

                            ABLE TELCOM HOLDING CORP.
                                      PROXY

I appoint Michael Brenner and Edward Z. Pollock, or either one, the undersigned's proxy to vote all of its shares of common stock of Able Telcom Holding Corp. that are entitled to vote at any meeting of Able Telcom Holding Corp. shareholders called to approve the Shareholder Proposals (as defined in Amendment No. 1 to the Securities Exchange Agreement and related Registration Rights Agreement of the Company and the undersigned dated as of July 7, 2000), including the proposal to issue to Sirit Technologies shares of Common Stock pursuant to the Settlement Agreement, dated July 7, 2000 (the "Sirit Agreement"), between the "Sirit Parties" and the "Able Parties"; as each of those terms is defined in the Sirit Agreement, a copy of which Sirit Agreement is attached as Exhibit "A," in favor of the Shareholder Proposals. This proxy shall expire and be of no further force and effect after December 1, 2000.

----------------, --------

(Complete above date and sign your name as it appears below. If more than one name appears, each person should sign).

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                                             By:
                                                 -------------------------------
                                             Name:
                                                   -----------------------------
                                             Its:
                                                  ------------------------------
                                             Number of shares of common stock
----------------------------------------


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